UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Consent Solicitation Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

MOBIQUITY TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transactions applies: N/A

(2)	Aggregate number of securities to which transactions applies: N/A

(3)	Per unit price or other underlying value of transactions computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transactions: N/A

(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

MOBIQUITY TECHNOLOGIES, INC.

35 Torrington Lane

Shoreham, NY 11786

(516) 246-9422

July 6, 2020

Notice of CONSENT SOLICITATION

Dear Stockholder:

The Board of Directors of Mobiquity Technologies, Inc., a New York corporation (the “Company,” “we,” “us” or “our”), is providing you the accompanying consent solicitation statement on Schedule 14A (the “Consent Solicitation Statement”) in order to obtain from the Company’s stockholders written consents approving and authorizing the following two Actions: (i) a certificate of amendment (the “Certificate of Amendment”) to the Company’s restated certificate of incorporation to effectuate a Reverse Split of our common stock at a ratio of not less than one-for-100 and no more than one-for 500, which such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board at its sole discretion; and (ii) a Certificate of Amendment to the Company’s restated certificate of incorporation to decrease the number of shares of common stock, par value $.0001 per share, of the Company (“Common Stock”) from two billion to 100 million with the number of authorized shares of Preferred Stock, $.0001 par value, remaining at 5 million, it being understood that the second action would only be implemented in the event the Board effectuates the Reverse Split. Such approval and authorization by the stockholders is herein referred to as the “Actions.”

The Actions are described in more detail in the accompanying Consent Solicitation Statement and the Certificate of Amendment is attached as Annex A thereto.

We have established the close of business on June 11, 2020 as the record date for determining stockholders entitled to submit written consents. Stockholders constituting the holders of a majority of voting power of the Company’s outstanding Common Stock and Series C Preferred Stock entitled to vote thereon, voting together, as of the close of business on the record date, must consent in order for the Actions to be approved by stockholders.

The Company’s Board of Directors recommends that all stockholders consent to the Actions by marking the box entitled “FOR” and submitting to the Company the Actions by Written Consent form, which is attached as Annex B to the Consent Solicitation Statement. To be counted, your properly completed and executed Actions by Written Consent form must be received by the Company on or before 5:00 p.m. Eastern Time on August 7, 2020 (the “Expiration Date”), subject to early termination or extension of the Expiration Date at the Company’s discretion.

The Consent Solicitation Statement is being sent on or about July 6, 2020 to stockholders of record of the Company’s capital stock as of June 11, 2020. The date of the accompanying Consent Solicitation Statement is July 6, 2020.

Very truly yours,

/s/ Dean L Julia
Dean L. Julia
Chief Executive Officer

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MOBIQUITY TECHNOLOGIES, INC.

35 Torrington Lane

Shoreham, NY 11786

(516) 246-9422

CONSENT SOLICITATION STATEMENT

This Consent Solicitation Statement is being furnished in connection with the solicitation of written consents (the “Consent Solicitation”) of the stockholders of Mobiquity Technologies, Inc. (the “Company,” “we,” “our,” or “us”) approving and authorizing the following two Actions: (i) a certificate of amendment (the “Certificate of Amendment”) to the Company’s restated certificate of incorporation to effectuate a Reverse Split of our common stock at a ratio of not less than one-for-100 and no more than one-for 500, which such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board at its sole discretion; and (ii) a Certificate of Amendment to the Company’s restated certificate of incorporation to decrease the number of shares of common stock, par value $.0001 per share, of the Company (“Common Stock”) from two billion to 100 million with the number of authorized shares of Preferred Stock, $.0001 par value, remaining at 5 million, it being understood that the second action would only be implemented in the event the Board effectuates the Reverse Split. Such approval and authorization by the stockholders is herein referred to as the “Actions.”

Our Board of Directors (the “Board”), unanimously approved and authorized the Certificate of Amendment in June 2020 and recommends that stockholders consent to the Actions.

The Company has decided to seek the written consent of stockholders through a consent solicitation process rather than holding a special meeting of stockholders in order to eliminate the costs and management time involved in holding a special meeting. The Reverse Split and the related decrease in Authorized Shares is intended to induce the market price of our Common Stock to be above $5.00 per share so that the Company would not be considered in the Over-the-Counter Market a “penny stock.” As a “penny stock”, Management believes that many financial institutions and investors will not invest in non-exchange stocks which are considered a “penny stock.”

Voting materials, which include this Consent Solicitation Statement and an Actions by Written Consent form (attached hereto as Annex B), are being mailed to stockholders of record on or about July 6, 2020. Our Board set the close of business on June 11, 2020 as the record date for the determination of stockholders entitled to act with respect to the Consent Solicitation (the “Record Date”).

Final results of this Consent Solicitation are expected to be published in a Current Report on Form 8-K by the Company and posted on its website in satisfactions of the notice requirement under Section of the Business Corporation Law (“BSC”).

Important notice regarding the availability of voting materials for the Actions:

This Consent Solicitation Statement and the Actions by Written Consent form are also available on the Internet at the following address: https://www.cstproxy.com/mobiquitytechnologies/cs2020.

Stockholders who wish to consent must deliver their properly completed and executed Actions by Written Consent form to the Company by mail, facsimile or email so that it is received on or before 5:00 p.m. Eastern Time on August 7, 2020 (the “Expiration Date”). The Company reserves the right (but is not obligated), in its sole discretion and subject to applicable law, at any time prior to the Expiration Date to (i) terminate the Consent Solicitation for any reason, including if the consent of stockholders holding a majority of the Company’s outstanding shares of capital stock has been received; or (ii) amend the terms of the Consent Solicitation (including to extend the Expiration Date). The Company reserves the right (but is not obligated) to accept any written consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Actions.

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The entire cost of furnishing this Consent Solicitation Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Consent Solicitation Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Our executive offices are located at 35 Torrington Lane, Shoreham, NY 11786 and our telephone number is (516) 246-9422.

VoteS Required; MANNER OF APPROVAL

Stockholder approval of the Actions will be effective upon our receipt of the written consent, not previously revoked, of the holders of a majority of voting power of outstanding Common Stock and Preferred Stock entitled to vote thereon, voting together as a single class. Each share of Common Stock is entitled to one vote. The outstanding voting Preferred Stock of the Company consists of Series C Preferred Stock. The 1500 outstanding shares of Series C Preferred Stock which is held by one person has the voting rights of 300,000,000 common shares. The outstanding 61,688 shares of Series E Preferred Stock and 56,413 shares of Series AAA Preferred Stock have no voting rights, except as required by law. As of the Record Date, there were outstanding 926,456,489 shares of Common Stock entitled to votes and 1,500 shares of Series C Preferred Stock entitled to 300,000,000 votes.

The failure to submit a written consent or, if your shares are held in “street name,” to give appropriate instructions to your broker or nominee, will have the same effect as voting against the Actions. Abstentions also have the same effect as voting against the Actions.

If your shares are held in a brokerage account in your broker’s name (“street name”), you have the right to direct your broker or nominee to consent or withhold consent with regard to the Actions. You should follow the instructions provided by your broker or nominee. You may complete and mail an instruction card to your broker or nominee or, if your broker allows, submit voting instructions to your broker by telephone or the internet. If you provide specific voting instructions by mail, telephone or the internet, your broker or nominee will vote your shares as you have directed. If you do not provide voting instructions to your broker or nominee, your broker or nominee may not use its discretion to consent or withhold consent with regard to the Actions.

The Company’s Board of Directors recommends that all stockholders consent to the Actions by marking the boxes entitled “FOR” and submitting to the Company an executed Actions by Written Consent form, which is attached as Annex B to this Consent Solicitation Statement, by mail, facsimile or email so that it is received on or before 5:00 p.m. Eastern Time on the Expiration Date. If you sign and send in an Actions by Written Consent form but do not indicate how you want to vote as to the Actions, your consent form will be treated as a consent “FOR” the Actions.

REVOCATION OF CONSENTS

Written consents may be revoked or withdrawn by any stockholder at any time before the Expiration Date or earlier termination of the Consent Solicitation or effective date of the Actions, as applicable. A notice of revocation or withdrawal must specify the record stockholder’s name and the number of shares being withdrawn. After the Expiration Date, all written consents previously executed and delivered and not revoked will become irrevocable. Revocations may be submitted to the Corporate Secretary of the Company by the same methods as written consents may be submitted, as set forth in the Actions by Written Consent form attached hereto as Annex B.

STOCKOLDER CONSENTS

The Board of Directors does not intend to effectuate Proposed Action No. 1 unless Proposed Action No. 2 is also approved to lower the authorized number of shares of Common Stock to 100 million.

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PROPOSED ACTION No. 1:

GRANT THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO AMEND THE COMPANY’s RESTATED CERTIFICATE OF INCORPORATION TO effect a reverse split of the company’s COMMON STOCK

General

In June 2020, our Board acted by unanimous written consent to adopt the Certificate of Amendment to Article FOURTH of our Restated Certificate of Incorporation effecting a Reverse Split of our Common Stock at a ratio of not less than one-for-100 and no more than one-for-500 with such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion. The Board is now asking you to approve this Certificate of Amendment.

Effecting the Reverse Split requires that Article FOURTH of our Restated Certificate of Incorporation be amended to include a reference to the Reverse Split. The additional text added to Article FOURTH is attached as Annex A to this Proxy Statement. If approved, the Certificate of Amendment will be effective upon the filing of the Certificate of Amendment (or on such date and time as specified therein) in the form attached as Annex A with the Department of State of the State of New York with such filing to occur, if at all, at the sole discretion of the Board.

If the Board determines to effect the Reverse Split, the intent is to increase the stock price of our Common Stock, which is currently trading on the OTCQB, to a level sufficiently above $5.00 per share. The Securities and Exchange Commission (“SEC”) has adopted regulations that generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions.  The market price of our common stock is less than $5.00 per share and, therefore, is designated as a “penny stock” according to SEC rules, unless our common shares are trading on a national exchange. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their common shares. Penny stocks investing is also referred to as high risk investing. And that has a lot to do with the fact that it’s easy to purchase these stocks but selling them back is a different story. As a result, many consider the low liquidity of penny stocks to be one of their major disadvantages.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split. The table below sets forth the number of shares of our Common Stock outstanding before and after the Reverse Split based on 926,456,489 shares of Common Stock outstanding as of the Record Date.

	Prior to the Reverse Split	Assuming a one-for- 100 Reverse Split	Assuming a one-for- 500 Reverse Split
Aggregate Number of Shares of Common Stock	926,456,489	9,264,565	1,852,913

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Although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the Reverse Split (and Proposed Action No. 2 combined) do not proportionately reduce the current authorized number of shares of capital stock. The remaining authorized shares of Common Stock and Preferred Stock may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products. We do not currently have any plans, proposals or arrangements to issue any of the newly available authorized shares that result from the Reverse Split for any purposes, as the Company currently has sufficient authorized shares to be issued in connection with any planned capital raise or outstanding convertible derivative securities. Nevertheless, in order to support our projected need for additional equity capital and to provide flexibility to raise the capital as necessary, our Board believes the number of shares of Common Stock should be reduced to 100,000,000 shares and the number of shares of authorized Preferred Shares should remain at 5,000,000 shares.

The Reverse Split is not part of a broader plan to take us private.

Reasons for the Reverse Split

The Board of Director’s primary objective in proposing the Reverse Split is to enable the Board, if necessary or if the Board otherwise desires, to raise the per share trading price of our Common Stock, which is currently trading only on the OTCQB, to allow for our Common Stock to no longer be considered a “penny stock.” Upon receiving stockholder approval, the Board may, at its own discretion, file the Certificate of Amendment with the Department of State of the State of New York.

Our Board has determined that by increasing the market price per share of our Common Stock, our Common Stock would no longer be deemed a “penny stock.” Our Board believes that current and prospective investors and the brokerage community may view an investment in our Common Stock more favorably if our Common Stock is no longer a “penny stock.”

Our Board also has confidence that the Reverse Split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock, although we have not been told by them that is the reason for not investing in our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

We cannot assure you that the Board will ultimately determine to effect the Reverse Split or if effected, that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that our Common Stock will maintain a price above $5.00 per share.

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Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our Common Stock by up to factor of twenty. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our Common Stock. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual stockholder would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Transaction costs to stockholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

Upon receipt of stockholder approval for the Certificate of Amendment, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the Certificate of Amendment will be filed with the Department of State of the State of New York. The actual timing of the filing of the Amendment with the Department of State of the State of New York to effect the Reverse Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by our stockholders. In addition, our Board may deem it advisable to effect the Reverse Split even if the price of our Common Stock is less than $5.00 at the time the Reverse Split is to be effected. The Reverse Split will be effective as of the date of filing with the Department of State of the State of New York or at such time and date as specified in the Certificate of Amendment (the “Effective Time”).

Upon the filing of the Certificate Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Split ratio as determined by the Board. For example, if you presently hold 300 shares of our Common Stock, you would hold three shares of our Common Stock following the Reverse Split if the ratio is one-for-100 or you would hold one share of our Common Stock if the ratio is one-for-500.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

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	Prior to the Reverse Split	Assuming a one-for-100 Reverse Split	Assuming a one-for-500 Reverse Split
Warrants
Options
Convertible Notes

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.25 shares of Common Stock following the Reverse Split, that stockholder will receive a certificate representing 151 shares of Common Stock. No stockholders will receive cash in lieu of fractional shares.

As of the Record Date, we had ___ holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending Continental Stock Transfer & Trust Company as the exchange agent, the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s).

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees. Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Split and Proposed Action No. 2 below, the authorized number of shares of our Common Stock will be reduced to 100,000,000. Accordingly, there will be no reduction in the number of authorized shares of our Common Stock in proportion to the Reverse Split ratio. As a result, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as our Board may deem advisable without further action by our stockholders, except as required by applicable laws and regulations.

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The Reverse Split will have no effect on our authorized preferred stock other than a proportionate change in the conversion ratio of Preferred Stock into Common Stock.

In accordance with our Restated Certificate of Incorporation and New York law, our shareholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

The purpose of having our authorized Common Stock at 100,000,000 after the Reverse Split (see Proposed Action No. 2) is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of our Company. The shares of Common Stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Split would give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of the Exchanges. The Reverse Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

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If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

PROPOSED ACTION NO. 2

The Board of Directors of the Company is providing you the accompanying consent solicitation statement on Schedule 14A (the “Consent Solicitation Statement”) in order to obtain from the Company’s stockholders written consents approving and authorizing the following two Actions: (i) a certificate of amendment (the “Certificate of Amendment”) to the Company’s restated certificate of incorporation to effectuate a Reverse Split of our common stock at a ratio of not less than one-for-100 and no more than one-for 500, which such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board at its sole discretion as described above in Proposed Action No. 2; and (ii) a Certificate of Amendment to the Company’s restated certificate of incorporation to decrease the number of shares of common stock, par value $.0001 per share, of the Company (“Common Stock”) from two billion to 100 million with the number of authorized shares of Preferred Stock, $.0001 par value, remaining at 5 million, it being understood that the second action would only be implemented in the event the Board effectuates the Reverse Split. Such approval and authorization by the stockholders is herein referred to as the “Actions.”

Purpose of Proposed Action No. 2

In the event that Proposed Action No. 1 is consented to by stockholders, the Board believes that it is appropriate to reduce the authorized number of shares of Common Stock to one hundred million with the number of shares of Preferred Stock remaining unchanged at five million. The reasons for this decrease which is not in proportion with the Reverse Stock Split are set forth in Proposed Action No. 1 described above.

Text of Proposed Amendment; Effectiveness

The text of the proposed Certificate of Amendment is set forth in Annex A to this Proxy Statement. If and when effected by our Board, the Certificate of Amendment will become effective upon its filing with the Department of State of the State of New York.

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Required Vote

Approval of both proposed Actions requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock voting as one class. Abstentions are considered present for purposes of establishing a quorum but will count as a vote against each proposed Action. By approving Annex A, our stockholders are authorizing our executive officers to make any necessary changes to Annex A required by the Department of State of the State of New York to file the Certificate of Amendment with said Department.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” BOTH PROPOSED ACTIONS.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

As of June 11, 2020, the Company had outstanding 926,456,489 shares of Common Stock. The only persons of record who presently hold or are known to own (or believed by the Company to own) beneficially more than 5% of the outstanding shares of such class of stock is listed below. The following table also sets forth certain information as to holdings of the Company's Common Stock of all officers and directors individually, and all officers and directors as a group.

Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person sown in the table.

Name and Address of Beneficial Owner	Shares of Common Stock	Number of Shares Underlying Convertible Preferred Stock, Notes Options and Warrants	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Stockholders
Clyde Berg/Carl Berg and affiliated entities	97,376,699	46,360,034	143,736,733	14.8
Norman Kravetz	61,089,488	2,083,334	63,172,822	6.8
Lokesh Mehta	848,868	60,171,875	61,020,743	6.2
Thomas Arnost	60,832,117	8,833,335	69,665,452	7.4

Directors and Executive Officers
Paul Bauersfeld	100,000	17,000,000	17,100,000	1.8
Dean L. Julia	1,953,500	34,900,000	36,853,500	3.8
Sean Trepeta	1,010,001	16,700,000	17,710,001	1.9
Sean McDonnell	166,667	1,200,000	1,366,667	*
Deepanker Katyal	871,134	61,406,875	62,278,009	6.3
Gene Salkind	253,908,335	360,625,000	614,533,335	47.8
All Officers and directors as a group (six persons)

____________________

* Less than one percent.

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NO DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to the Company's stockholders as of the Record Date under New York law, the Restated Certificate of Incorporation or the bylaws of the Company in connection with the Actions.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Consent Solicitation Statement, no officer or director or any associate of such person has any substantial interest in the matters acted upon by our Board and stockholders, other than his or her role as a stockholder, officer or director.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMAtION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can read our SEC filings, including the Consent Solicitation Statement, at the SEC’s website at www.sec.gov.

You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Our website can be accessed at www.mobiquitytechnologies.com. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this Consent Solicitation Statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Information Statement. Information in this Information Statement supersedes information incorporated by reference that we filed with the SEC prior to the date of this Information Statement.

We incorporate by reference into this Information Statement the information or documents listed below that we have filed with the SEC:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2019;

•	our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2020; and

•	any current Reports on Form 8-K filed with the SEC in 2020.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER

INFORMATION CONTAINED IN THIS CONSENT SOLICITATION STATEMENT

Certain information set forth in this Consent Solicitation Statement and documents incorporated herein by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” “strategy,” “future,” “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this Consent Solicitation Statement and documents incorporated herein by reference regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding the filing of the Certificate of Amendment and the potential uses of the increased number of authorized shares of Common Stock resulting from such Actions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and quarterly report on form 10-Q for the quarter ended March 31, 2020.

Any forward-looking statement made by us in this Consent Solicitation Statement or any document incorporated herein by reference is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required under applicable law. We anticipate that subsequent events and developments will cause our views to change. You should read this Consent Solicitation Statement completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

FUTURE PROPOSALS OF STOCKHOLDERS

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to any 2021 annual meeting of stockholders, if any, must be received within a reasonable time before the Company prints and sends it proxy materials. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company’s CEO at the address set forth herein.

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Requirements for Stockholder Proposals to Be Brought Before the 2021 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2021 annual meeting of stockholders, if any, but do not intend to have included in the proxy statement and form of proxy relating to the 2021 annual meeting of stockholders, must be delivered to the Company’s Secretary at the address set forth herein within a reasonable time before the Company prints and sends its proxy materials. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2021 annual meeting of stockholders.

OTHER MATTERS

The Board of Directors does not know of any matters other than those mentioned above to be presented at the meeting. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Shareholders may read and copy any reports, statements or other information that we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our public filings are also available from commercial document retrieval services and at the SEC’s website located at http://www.sec.gov.

By Order of the Board of Directors Dean L. Julia Co-Chief Executive Officer Shoreham, NY 11786 July 6, 2020

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ANNEX A

CERTIFICATE OF AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION

OF

MOBIQUITY TECHNOLOGIES, INC.

Under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

1.	The name of the corporation is MOBIQUITY TECHNOLOGIES, INC.

2.	The certificate of incorporation was filed by the New York Department of State on the 26th day of March 1998 under the Corporation’s original name Ace Marketing & Promotions, Inc., and was amended and restated thereafter prior to the date hereof (as amended and restated, the “Certificate of Incorporation”).

3.	The Corporation shall amend the Certificate of Incorporation by amending and restating the first paragraph of Article FOURTH which shall read as follows:

“FOURTH:    The total number of shares of stock which the corporation shall have authority to issue is one hundred five million (105,000,000), of which one hundred million (100,000,000) shares, par value of one-tenth of a mil ($.0001) each, amounting in the aggregate to ten thousand ($10,000) dollars, shall be common stock and of which five million (5,000,000) shares, par value of one tenth of a mil ($.0001) each, amounting in the aggregate to five hundred ($500) dollars, shall be preferred stock. One million five hundred thousand (1,500,000) of the authorized shares of Preferred Stock are hereby designated "Series AA Preferred Stock." One Million two hundred fifty thousand (1,250,000) of the authorized shares of Preferred Stock are hereby designated "Series AAA Preferred Stock.'' One Thousand two hundred fifty (1,250) of the authorized shares of Preferred Stock are hereby designated "Series AAAA Preferred Stock." One Thousand five hundred (1,500) of the authorized shares of Preferred Stock are hereby designated "Series C Preferred Stock." Two (2) of the authorized shares of Preferred Stock are hereby designated "Class B Preferred Stock." Seventy Thousand (70,000) of the authorized shares of Preferred Stock are hereby designated "Series E Preferred Stock."

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4.	Upon filing of this Certificate of Amendment to the Certificate of Incorporation, the Certificate of Incorporation shall be further amended to add a new Section 7 to Article FOURTH which shall read as follows:

“Pursuant to the Business Corporation Law, upon the filing of this Certificate of Amendment (this “Amendment”) to the Certificate of Incorporation with the New York Department of State (the “Effective Time”), each [__] shares of the corporation’s common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Shares”) shall automatically be combined into one validly issued, fully paid and non-assessable share of common stock without any further action by the corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The corporation shall not issue fractional shares in connection with the Reverse Stock Split. Holders of Old Shares who would otherwise be entitled to receive a fraction of a share on account of the Reverse Stock Split shall have their fractional share rounded up to the nearest whole number as of the Effective Time.”

5.	This Certificate of Amendment was duly adopted in accordance with Section 803 of the Business Corporation Law of the State of New York (the “BCL”) by the Board of Directors of the corporation by unanimous written consent of the Board of Directors of the corporation pursuant to Section 708(b) of the BCL, and by affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote thereon by written consent of stockholders of the corporation in accordance with Section 615 of the BCL.

IN WITNESS WHEREOF, the undersigned hereby affirms that statements made herein are true and under penalties of perjury.

Dated: [__], 2020
Dean L. Julia, CEO/Secretary

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ANNEX B

ACTIONS BY WRITTEN CONSENT

OF THE STOCKHOLDERS OF

MOBIQUITY TECHNOLOGIES, INC.

This written consent is solicited by the Board of Directors of Mobiquity Technologies, Inc. The undersigned hereby revokes any consent or consents heretofore given. This consent may be revoked at any time before 5:00 p.m. (Eastern Time), on August 7, 2020, unless the solicitation period is shortened or extended by the Company in its sole discretion. The Consent Solicitation Statement and the Actions by Written Consent form set forth herein are also available on the Internet at the following address: https://www.cstproxy.com/mobiquitytechnologies/cs2020.

Action #1

The undersigned, being a stockholder of Mobiquity Technologies, Inc., a New York corporation (the “Company”), as of June 11, 2020, acknowledges receipt of the Notice of Consent Solicitation dated July 6, 2020, and Consent Solicitation Statement (collectively, the “Consent Solicitation Statement”) and hereby consents (by checking the FOR box) or withholds consent (by checking the AGAINST or ABSTAIN box) to the approval of an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) as follows:

RESOLVED, that the Restated Certificate of Incorporation be amended for the purpose of effectuating a Reverse Split of our Common Stock at a ratio of not less than one-for-100 and no more than one-for-500, which such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effective at such time and date, if at all, as determined by the Board at its sole discretion, in accordance with the Certificate of Amendment attached to the Proxy Statement in Annex A.

☐ CONSENT (“FOR”)	☐ CONSENT WITHHELD (“AGAINST”)	☐ ABSTAIN

Action #2

The undersigned, being a stockholder of Mobiquity Technologies, Inc., a New York corporation (the “Company”), as of June 11, 2020, acknowledges receipt of the Notice of Consent Solicitation dated July 6, 2020, and Consent Solicitation Statement (collectively, the “Consent Solicitation Statement”) and hereby consents (by checking the FOR box) or withholds consent (by checking the AGAINST or ABSTAIN box) to the approval of an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) as follows:

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RESOLVED, that the Restated Certificate of Incorporation be amended for the purpose of decreasing the number of shares of Common Stock, $.0001 par value, of the Company from two billion to 100 million with the number of authorized shares of Preferred Stock, $.0001 par value, remaining at 5 million, it being understood that the second action would only be implemented in the event the Board effectuates the Reverse Split contained in Action #1. A copy of the Amendment to the Restated Certificate of Incorporation is set forth in Annex A of the Proxy Statement.

☐ CONSENT (“FOR”)	☐ CONSENT WITHHELD (“AGAINST”)	☐ ABSTAIN

By signing and returning this Actions by Written Consent form, the undersigned stockholder will be deemed to have voted all shares of capital stock owned by the undersigned in the manner directed above with respect to the proposed amendment. If the undersigned stockholder signs and returns this consent but does not check a box, the undersigned will be deemed to have consented FOR approval of the proposed amendment.

Please execute this written consent as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [Please sign within the box]	Date

Signature [Please sign within the box]	Date

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